Exhibit 99.1

UPS Announces Agreement to Sell UPS Freight to TFI International Inc.

Transaction Highlights
•Includes UPS less-than-truckload (LTL) and dedicated truckload businesses
•Expected to close during the second quarter of 2021

ATLANTA, January 25, 2021 UPS (NYSE:UPS), has entered into a definitive agreement to sell UPS Freight (UPSF) to TFI International Inc. (NYSE and TSX: TFII) for $800 million, subject to working capital and other adjustments.

“We’re excited about the future and the opportunities this creates for both UPS and UPS Freight as part of TFI International Inc.,” said UPS Chief Executive Officer Carol Tomé. “The agreement allows UPS to be even more laser-focused on the core parts of our business that drive the greatest value for our customers.”

The decision to sell UPS Freight was reached following a thorough evaluation of the UPS portfolio, and aligns with the company’s “better not bigger” strategic positioning.

UPS and TFI International will also enter into an agreement for UPS Freight to continue to utilize UPS’ domestic package network to fulfill shipments, for a period of five years.

The transaction, which is subject to customary closing conditions and regulatory approvals, is expected to close during the second quarter of 2021. UPS expects to recognize a non-cash, pre-tax impairment charge of approximately $500 million on its statement of consolidated income for the year ended December 31, 2020.

With an operating history of over 85 years, UPS Freight is one of the largest LTL carriers in the U.S., offering a full range of regional and long-haul solutions and an on-time delivery guarantee for all LTL shipments and is headquartered in Richmond, VA.

Goldman Sachs & Co. LLC is serving as financial advisor, and King & Spalding LLP is serving as legal advisor to UPS.

A presentation providing more detail regarding the transaction will be posted to the UPS Investor Relations website.

About UPS

UPS (NYSE: UPS), one of the world’s largest package delivery companies with 2019 revenue of $74 billion, provides a broad range of integrated logistics solutions for customers in more than

220 countries and territories. The company’s more than 500,000 employees embrace a strategy that is simply stated and powerfully executed: Customer First. People Led. Innovation Driven. UPS is committed to being a steward of the environment and positively contributing to the communities we serve around the world. UPS also takes a strong and unwavering stance in support of diversity, equity and inclusion. The company can be found on the Internet at www.ups.com, with more information at www.pressroom.ups.com and www.investors.ups.com.

Forward-Looking Statements

This release contains and refers to “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than those of current or historical fact, and all statements accompanied by terms such as “expect,” “anticipate,” “plan,” and variations thereof, and similar terms, are intended to be forward-looking statements. Forward-looking statements are made subject to the safe harbor provisions of the federal securities laws pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience, present expectations or anticipated results. These risks and uncertainties, many of which are outside of our control, include, but are not limited to: our and TFI International Inc.’s ability to satisfy the closing conditions and obtain necessary regulatory approvals in a timely manner; the risk that any regulatory approval, consent or authorization required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; unanticipated difficulties or expenditures relating to the transaction; business disruptions during or following the sale, including the diversion of management time and attention; the response of business partners to the announcement and pendency of the transaction; our ability to successfully reinvest the proceeds (after adjustment) from the sale as part of our core business in a way that creates value for our shareholders; and the other risks discussed in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and subsequently filed reports. You should consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of information contained in such forward-looking statements. We do not undertake any obligation to update forward-looking statements to reflect events, circumstances, changes in expectations, or the occurrence of unanticipated events after the date of those statements, except as required by law.

UPS Media Relations 404-828-7123 pr@ups.com